EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Snyder’s-Lance, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, David V. Singer, President and Chief Executive Officer of the Company, and Rick D. Puckett, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Snyder’s-Lance, Inc. and will be retained by Snyder’s-Lance, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ David V. Singer	/s/ Rick D. Puckett
David V. Singer Chief Executive Officer February 27, 2012	Rick D. Puckett Executive Vice President, Chief Financial Officer and Treasurer February 27, 2012